Exhibit 99.1

BANC OF CALIFORNIA, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Overview

On March 30, 2017, Banc of California, N. A. (the “Bank”), a wholly-owned subsidiary of Banc of California, Inc. (the “Company”), completed the previously announced transactions pursuant to:

(i) the Asset Purchase Agreement, dated as of February 28, 2017, by and between the Bank and Caliber Home Loans, Inc., a Delaware corporation (the “Purchaser”), a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 5, 2017 (the “APA”), pursuant to which the Bank agreed to sell and the Purchaser agreed to purchase specified assets of the Bank’s “Banc Home Loans” division, which relate to the Bank’s business (the “Business”) of originating, processing, underwriting, funding and selling residential mortgage loans (the “APA Transaction”), and

(ii) the Bulk Servicing Rights Purchase and Sale Agreement, dated as of February 28, 2017, by and between the Bank and the Purchaser, a copy of which is filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 5, 2017 (the “MSR Agreement”), pursuant to which the Bank agreed to sell and the Purchaser agreed to purchase the mortgage servicing rights on approximately $3.8 billion in unpaid balances of conventional agency mortgage loans to the Purchaser (the “MSR Transaction,” and together with the APA Transaction, the “Transaction”).

Basis of Presentation

The following unaudited pro forma condensed consolidated financial information reflects adjustments to the Company’s historical financial results as reported under the U.S. Generally Accepted Accounting Principles (“GAAP”) in connection with the Transaction. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2016 has been prepared with the assumption that the Transaction was completed and sold as of January 1, 2016. The unaudited pro forma condensed consolidated statement of financial condition as of December 31, 2016 has been prepared with the assumption that the Transaction was completed and sold as of that date.

The unaudited pro forma condensed consolidated financial information do not purport to be indicative of the results of operations or the financial condition which would have actually resulted if the Transaction had been completed on the dates indicated and do not purport to indicate the results of future operations.

The historical financial statements have been adjusted in the unaudited pro forma financial information to give effect to pro forma events that are: (i) directly attributable to the discontinued operation; and (ii) factually supportable. The unaudited pro forma statements of operations for the years ended December 31, 2015 and 2014 have been presented excluding the operating results related to the Transaction, which have been reclassified as discontinued operations under Accounting Standards Codification (“ASC”) 205-20.

The unaudited pro forma financial information: (i) adjusts for certain assets and liabilities that either are being reallocated between continuing and discontinued operations or that are required to be settled as required by the related agreements; (ii) includes adjustments to certain revenue and expenses associated with affiliated transactions, previously eliminated in the Company’s consolidated statements of operations, that will no longer be eliminated after the sale; and (iii) includes adjustments to allocate income tax expense between continuing and discontinued operations.

The As Reported column in the unaudited pro forma statement of financial condition and in the unaudited pro forma statements of operations reflect the Company’s historical financial statements for the periods presented and does not reflect any adjustments related to the events. Assumptions and estimates underlying the Pro Forma Adjustments column are described in the accompanying notes.

The unaudited pro forma financial information has been prepared by the Company based upon assumptions deemed appropriate by the Company’s management and are based upon information and assumptions available at the time of filing the Company’s Current Report on Form 8-K filed with the SEC on April 5, 2017. An explanation of certain assumptions is set forth under the notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X. The following unaudited pro forma financial information should be read in conjunction with: (i) the accompanying notes to the unaudited pro forma financial information; and (ii) the audited consolidated financial statements of the Company which were included in the Company’s annual report on Form 10-K filed with the SEC on March 1, 2017.

Banc of California, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2016

(in thousands, except share and per share data)

	As Reported	Discontinued Operation	Continuing Operation	Pro Forma Adjustments		Pro Forma Continuing Operations
Interest and dividend income	$384,972	$15,128	$369,844	$—		$369,844
Interest expense	59,499	20	59,479	(2,257)	(1)	57,222

Net interest income	325,473	15,108	310,365	2,257		312,622
Provision for loan and lease losses	5,271	—	5,271			5,271
Noninterest income
Customer service fees	5,147	—	5,147	—		5,147
Loan servicing income	5,385	4,428	957	—		957
Net gain on sale of securities available-for-sale	29,405	—	29,405	—		29,405
Net gain on sale of loans	35,895	—	35,895	—		35,895
Net revenue on mortgage banking activities	167,024	167,024	—	—		—
Advisory service fees	1,507	—	1,507	—		1,507
Loan brokerage income	4,519	268	4,251	—		4,251
All other income	22,998	1,206	21,792	—		21,792

Total noninterest income	271,880	172,926	98,954	—		98,954
Noninterest expense
Salaries and employee benefits	257,918	111,771	146,147	(16,912)	(2)	129,235
Occupancy and equipment	49,018	10,972	38,046	(5,190)	(2)	32,856
Professional fees	31,293	920	30,373	(3,672)	(2)	26,701
Outside service fees	13,052	7,887	5,165	(181)	(2)	4,984
Data processing	10,833	2,522	8,311	(63)	(2)	8,248
Advertising	10,740	3,846	6,894	(722)	(2)	6,172
Regulatory assessments	8,186	—	8,186	(995)	(2)	7,191
Loss on investments in alternative energy partnerships, net	31,510	—	31,510	—		31,510
Reversal for loan repurchases	(3,352)	(2,981)	(371)	—		(371)
Amortization of intangible assets	4,851	—	4,851	—		4,851
Impairment on intangible assets	690	—	690	—		690
All other expenses	27,937	3,367	24,570	2,048	(2)(3)	26,618

Total noninterest expense	442,676	138,304	304,372	(25,687)		278,685

Income before income taxes	149,406	49,730	99,676	27,944		127,620
Income tax expense	33,990	20,578	13,412	11,564	(4)	24,976

Net income	115,416	29,152	86,264	16,380		102,644
Preferred stock dividends	19,914	—	19,914	—		19,914

Net income available to common stockholders	$95,502	$29,152	$66,350	$16,380		$82,730

Pro forma earnings per total common share from continuing operations:
Basic	$1.97					$1.70
Diluted	$1.94					$1.67
Weighted average shares of total common share outstanding:
Basic	46,828,463					46,828,463
Diluted	47,638,105					47,638,105

Banc of California, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2015

(in thousands, except share and per share data)

	As Reported	Discontinued Operation	Continuing Operation
Interest and dividend income	$266,338	$12,531	$253,807
Interest expense	42,621	29	42,592

Net interest income	223,717	12,502	211,215
Provision for loan and lease losses	7,469	—	7,469
Noninterest income
Customer service fees	4,057	—	4,057
Loan servicing income	2,974	1,568	1,406
Net gain on sale of securities available-for-sale	3,258	—	3,258
Net gain on sale of loans	37,211	—	37,211
Net revenue on mortgage banking activities	144,685	144,685	—
Advisory service fees	9,868	—	9,868
Loan brokerage income	3,140	315	2,825
All other income	15,026	(2,098)	17,124

Total noninterest income	220,219	144,470	75,749
Noninterest expense
Salaries and employee benefits	213,114	98,269	114,845
Occupancy and equipment	41,405	11,040	30,365
Professional fees	20,193	693	19,500
Outside service fees	8,831	4,383	4,448
Data processing	8,184	2,173	6,011
Advertising	6,156	2,689	3,467
Regulatory assessments	5,644	—	5,644
Provision for loan repurchases	2,326	2,322	4
Amortization of intangible assets	5,836	—	5,836
Impairment on intangible assets	258	—	258
All other expenses	20,254	2,655	17,599

Total noninterest expense	332,201	124,224	207,977

Income before income taxes	104,266	32,748	71,518
Income tax expense	42,194	13,199	28,995

Net income	62,072	19,549	42,523
Preferred stock dividends	9,823	—	9,823

Net income available to common stockholders	$52,249	$19,549	$32,700

Pro forma earnings per total common share from continuing operations:
Basic	$1.36		$0.83
Diluted	$1.34		$0.82
Weighted average shares of total common share outstanding:
Basic	37,046,594		37,046,594
Diluted	37,598,509		37,598,509

Banc of California, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2014

(in thousands, except share and per share data)

	As Reported	Discontinued Operation	Continuing Operation
Interest and dividend income	$188,139	$8,494	$179,645
Interest expense	32,862	38	32,824

Net interest income	155,277	8,456	146,821
Provision for loan and lease losses	10,976	—	10,976
Noninterest income
Customer service fees	1,490	—	1,490
Loan servicing income	4,199	799	3,400
Net gain on sale of securities available-for-sale	1,183	—	1,183
Net gain on sale of loans	19,828	—	19,828
Net revenue on mortgage banking activities	95,430	95,430	—
Advisory service fees	12,904	—	12,904
Loan brokerage income	8,674	35	8,639
All other income	1,929	199	1,730

Total noninterest income	145,637	96,463	49,174
Noninterest expense
Salaries and employee benefits	162,879	73,885	88,994
Occupancy and equipment	33,443	11,501	21,942
Professional fees	19,247	458	18,789
Outside service fees	6,372	2,422	3,950
Data processing	5,231	1,832	3,399
Advertising	5,016	2,098	2,918
Regulatory assessments	4,182	—	4,182
Provision for loan repurchases	2,808	2,688	120
Amortization of intangible assets	4,079	—	4,079
Impairment on intangible assets	48	—	48
All other expenses	20,167	991	19,176

Total noninterest expense	263,472	95,875	167,597

Income before income taxes	26,466	9,044	17,422
Income tax (benefit) expense	(3,739)	3,352	(7,091)

Net income	30,205	5,692	24,513
Preferred stock dividends	3,640	—	3,640

Net income available to common stockholders	$26,565	$5,692	$20,873

Pro forma earnings per total common share from continuing operations:
Basic	$0.91		$0.71
Diluted	$0.90		$0.70
Weighted average shares of total common share outstanding:
Basic	28,044,441		28,044,441
Diluted	28,248,223		28,248,223

Banc of California, Inc.

Unaudited Pro Forma Consolidated Statement of Financial Condition

As of December 31, 2016

(in thousands)

	As Reported	Discontinued Operation	Continuing Operation	Pro Forma Adjustments		Pro Forma Continuing Operations
ASSETS
Cash and cash equivalents	$439,510	$—	$439,510	$56,881	(5)	$496,391
Time deposits in financial institutions	1,000	—	1,000	—		1,000
Securities available-for-sale	2,381,488	—	2,381,488	—		2,381,488
Securities held-to-maturity	884,234	—	884,234	—		884,234
Loans held-for-sale	704,651	406,633	298,018	—		298,018
Loans and leases receivable, net of allowance for loan and lease losses	5,994,308	—	5,994,308	—		5,994,308
Federal Home Loan Bank and other bank stock	67,842	—	67,842	—		67,842
Servicing rights, net	77,617	37,681	39,936	—		39,936
Other real estate owned, net	2,502	1,485	1,017	—		1,017
Premises and equipment, net	143,617	2,700	140,917	—		140,917
Goodwill	39,244	2,100	37,144	—		37,144
Other intangible assets, net	13,617	—	13,617	—		13,617
Deferred income tax	9,989	—	9,989	—		9,989
Income tax receivable	16,009	—	16,009	—		16,009
Bank owned life insurance investment	102,512	—	102,512	—		102,512
Other assets	151,713	33,380	118,333	—		118,333

Total assets	$11,029,853	$483,979	$10,545,874	$56,881		$10,602,755

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	$9,142,150	$—	$9,142,150	$—		$9,142,150
Advances from Federal Home Loan Bank	490,000	—	490,000	(405,865)	(6)	84,135
Other borrowings	67,922	—	67,922	—		67,922
Notes payable, net	175,378	—	175,378	—		175,378
Reserve for loss on repurchased loans	7,974	—	7,974	—		7,974
Accrued expenses and other liabilities	166,190	35,633	130,557	—		130,557
Inter-division borrowings	—	402,610	(402,610)	402,610	(6)	—

Total liabilities	10,049,614	438,243	9,611,371	(3,255)		9,608,116
Total stockholders’ equity	980,239	45,736	934,503	60,136	(7)	994,639

Total liabilities and stockholders’ equity	$11,029,853	$483,979	$10,545,874	$56,881		$10,602,755

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(1)	Pro forma adjustment represents the amount of interest expense reduction that the Company would have realized by reducing advances from Federal Home Loan Bank to support the “Banc Home Loan” division’s business activities during the year ended December 31, 2016.

(2)	Pro forma adjustment represents general corporate overhead costs, which were historically allocated to the “Banc Home Loans.”

(3)	Pro forma adjustment includes the amount of fees of $5.1 million paid to the “Banc Home Loans” division from other divisions of the Bank for the services they provided.

(4)	Tax rate of 41.4 percent, which was the Bank’s effective tax rate, was utilized for adjusting tax effects on pro forma adjustments.

(5)	Pro forma adjustment represents net cash received from the Transaction.

Net cash proceeds from the Transaction

Amount
(in thousands)

Proceeds from the Transaction	$63,881

Compensation expense related to the Transaction	(4,000)

Estimated other transaction cost	(3,000)

Net cash proceeds	$56,881

(6)	The Transaction could allow management to reduce advances from Federal Home Loan Bank.

(7)	Pro forma adjustment represents equity held at the “Banc Home Loans” of $45.7 million and net gain on sale of $14.4 million.

Net gain on sale

Amount
(in thousands)
Net cash proceeds	$56,881

Book value of certain assets sold	(2,700)

MSRs sold	(37,681)

Goodwill	(2,100)

Net gain on sale	$14,400